RESTATED ARTICLES OF INCORPORATION
                                       OF
                               SHOE CARNIVAL, INC.
                      (FORMERLY KNOWN AS SCI INDIANA, INC.)

                  SCI Indiana, Inc., an Indiana corporation (the "Corporation"), and the survivor of a merger with Shoe Carnival, Inc., a Delaware corporation, effected pursuant to a Plan and Agreement of Merger dated April 25, 1996, desiring to amend and restate its Articles of Incorporation, pursuant to the Indiana Business Corporation Law (the "IBCL") and to change its name, submits the following Restated Articles of Incorporation:

                                    ARTICLE I

               The name of the Corporation is Shoe Carnival, Inc.

                                   ARTICLE II

                  The address of its registered office is 8233 Baumgart Road, Evansville, Indiana 47711, and the name of its registered agent at such address is Mark L. Lemond.

                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted are:

                  (a) To engage in any lawful act or activity for which corporations may be organized under the IBCL; and

                  (b) In general, to possess and exercise all the powers and privileges granted by the IBCL or by any other law of Indiana or by these Restated Articles of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                   ARTICLE IV

                  Section 1. Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share("Preferred Stock").

                  Section 2. Common Stock.

                  (a) Subject to any voting rights that may be conferred upon the holders of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

                  (b) Subject to any limitations prescribed in this Article IV and any further limitations prescribed in accordance therewith, and subject to any prior rights that may be conferred upon the holders of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the holders of shares of Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, pro rata dividends payable either in cash, in property or securities of the Corporation.

                  (c) Subject to any prior rights that may be conferred upon the holders of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, holders of shares of Common Stock will be entitled to receive pro rata all of the remaining assets of the

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Corporation available for distribution to its shareholders in the event of any liquidation, dissolution or winding up of the Corporation.

                  Section 3. Preferred Stock.

                  (a) Except as required by the IBCL or by the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to subsection (b) of this Section 3 describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the IBCL or under the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to subsection (b) of this Section 3 describing the terms of the Preferred Stock or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the IBCL) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

                  (b) Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Restated Articles of Incorporation. Subject to the requirements of the IBCL and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Restated Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Restated Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.

                  Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt an amendment to these Restated Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

                  (1) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the IBCL);

                  (3) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

                        (A)  the dividend rate, if any, of such series;

                        (B) any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

                        (C) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and

                        (D) the form of dividends or other distributions, which may be payable at the option of the Corporation, the

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                  shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

                  (4) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

                       (A) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;

                       (B) for cash, indebtedness, securities, or other property or any combination thereof; and

                       (C) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

                  (5) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of special shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;

                  (6) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

                  (7) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Restated Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 3 and, if subject to additional restrictions, the extent of such additional restrictions; and

                  (8) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the IBCL; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Restated Articles of Incorporation or any amendment hereof.

         (c) Preferred Stock of any series that has been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, has been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (b) of this Section 3.

                                    ARTICLE V

                  Section 1. Classification of Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. The term of the first class of directors shall expire at the annual meeting of shareholders in 1997, and the term of the second and third classes of directors shall expire at the annual meetings of shareholders in 1998 and 1999, respectively. Upon expiration of the


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terms set forth herein, each class of directors shall be elected for a three year term expiring at the third succeeding annual meeting of shareholders. As of the date of adoption of these Restated Articles of Incorporation, the directors of the Corporation and their classes are as follows: David H. Russell - first class; William E. Bindley and Mark L. Lemond - second class; and J. Wayne Weaver and Gerald W. Schoor - third class. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                  Section 2. Removal of Directors. Notwithstanding any other provisions of the IBCL, these Restated Articles of Incorporation or the By- Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the By-Laws of the Corporation), one or more directors of the Corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose, or by a majority vote of the entire Board of Directors. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                                   ARTICLE VI

                  The Corporation shall, to the fullest extent permitted by Indiana law, as amended from time to time, indemnify, and advance expenses to, each of its now acting and former directors, officers, employees and agents, whenever any such currently acting or former director, officer, employee or agent is made a party or threatened to be made a party in any action, suit or proceeding by reason of his service as such with the Corporation.

                                   ARTICLE VII

                  Section 1. Supermajority Vote for Business Combinations. Except as provided in Sections 2 and 3 hereof, neither the Corporation nor its Subsidiaries, if any, shall become a party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders:

                  (a) Of at least 80% of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this
         Article VII as a single class, and

                  (b) Of an Independent Majority of Shareholders.

                  Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in these Restated Articles of Incorporation or the By-Laws of the Corporation or otherwise.

                  Section 2. Fair Price Exception. The provisions of Section 1 of this Article VII shall not apply to a Business Combination if all of the conditions set forth in subsections (a) through (d) are satisfied.

                  (a) The fair market value of the property, securities, or other consideration to be received per share by holders of each class or series of capital stock of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the
"Consummation Date"), than the higher of the following: (1) the highest per

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share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and like distributions), including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings of such class or series of capital stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination ("Announcement Date") plus interest compounded annually from the date that the Related Person became a Related Person (the "Determination Date"), or if later from a date two years before the Consummation Date, through the Consummation Date, at the rate publicly announced as the "prime rate" of interest of Citibank, N.A. (or of such other major bank headquartered in New York as may be selected by a majority of the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each share of such stock from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; OR (2) the fair market value per share of such class or series on the Announcement Date as determined by the highest closing sale price during the 30-day period immediately preceding the Announcement Date if such stock is listed on a securities exchange registered under the Securities Exchange Act of 1934 or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to such stock during the 30-day period preceding the Announcement Date on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value of such stock immediately prior to the first public announcement of the proposed Business Combination as determined by the Continuing Directors in good faith. In the event of a Business Combination upon the consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated, or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) Common Stock and/or the shares of any other class of stock retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;

                  (b) The consideration to be received in such Business Combination by holders of each class or series of capital stock of the Corporation other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the shares of capital stock of such class or series already Beneficially Owned by it;

                  (c) After such Related Person became a Related Person and prior to the consummation of such Business Combination: (1) such Related Person shall have taken steps to ensure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of shares of Voting Stock of the Corporation from time to time owned by shareholders who are not Related Persons bears to all shares of Voting Stock of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (2) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of capital stock of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend, stock split, or division of shares or in a transaction which satisfied all applicable requirements of this Article VII); (3) such Related Person shall not have acquired any additional shares of Voting Stock of the Corporation or securities convertible into or exchangeable for shares of Voting Stock except as a part of the transaction which resulted in such Related Person's becoming a Related Person; and (4) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement, or understanding with the Corporation except any such change, contract, arrangement, or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and

                  (d) A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act),


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shall have been mailed to all holders of shares of the Corporation's capital stock entitled to vote with respect to such Business Combination. Such proxy or information statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of shares of Voting Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

                  Section 3. Director Approval Exception. The provisions of
Section 1 of this Article VII shall not apply to a Business Combination if:

                  (a) The Continuing Directors of the Corporation, by an affirmative vote of not less than a majority of all Continuing Directors, (1) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (2) have otherwise approved the Business Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or

                  (b) The Business Combination is solely between the Corporation and another corporation, one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation.

                  Section 4. Definitions. For purposes of this Article VII:

                  (a) A "Business Combination" means:

                  (1) The sale, exchange, lease, transfer, or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, securities issued by a Subsidiary, if any);

                  (2) The purchase, exchange, lease, or other acquisition by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                  (3) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                  (4) Any reclassification of securities, recapitalization, or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or any Subsidiary thereof; provided, however, that this
         Section 4(a)(4) shall not relate to any transaction that has been approved by a majority of the Continuing Directors; or

                  (5) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of shares of Voting Stock or securities convertible into shares of Voting Stock or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants, or options to acquire any of the foregoing or any combination of the foregoing shares of Voting Stock or voting securities of a Subsidiary, if any.

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                  (b) A "Series of Related Transactions" shall be deemed to
include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

                  (c) A "Person" shall mean any individual, firm, corporation, or other entity and any partnership, syndicate, or other group.

                  (d) "Related Person" shall mean any Person (other than the Corporation or any Subsidiary of the Corporation or the Continuing Directors, singly or as a group) who or that at any time described in the last sentence of the penultimate paragraph of this subsection (d):

                  (1) is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock and who has not been the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock for a continuous period of two years prior to the date in question; or

                  (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question (but not continuously during such two-year period) was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock; or

                  (3) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  A Related Person shall be deemed to have acquired a share of stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Stock, the outstanding Voting Stock shall be deemed to include any Voting Stock that may be issuable to such Person pursuant to a right to acquire such Voting Stock and that is therefore deemed to be Beneficially Owned by such Person pursuant to Section 4(e)(2)(A). A Person who is a Related Person at (1) the time any definitive agreement relating to a Business Combination is entered into, (2) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (3) the time immediately prior to the consummation of a Business Combination shall be deemed a Related Person.

                  A Related Person shall not include the Board of Directors of the Corporation acting as a group. In addition, a Related Person shall not include any Person who is the Beneficial Owner of more than ten percent (10%) of the outstanding shares of Voting Stock of the predecessor of the Corporation, Shoe Carnival, Inc., a Delaware corporation, formerly known as DAR Group Investments, Inc., on January 15, 1993.

                  (e) A Person shall be a "Beneficial Owner" of any shares of Voting Stock:

                  (1) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (2) which such Person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding; or

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                  (3) which are beneficially owned, directly or indirectly, by any other Person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

                  (f) An "Affiliate" of, or a person Affiliated with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (g) The term "Associate" used to indicate a relationship with any Person, means (1) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity,
(3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (4) any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment adviser.

                  (h) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Section 4(d) hereof, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (i) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not associated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is not associated with the Related Person and is recommended to succeed a Continuing Director by not less than two-thirds of the Continuing Directors then on the Board.

                  (j) "Independent Majority of Shareholders" shall mean the holders of the outstanding shares of Voting Stock representing a majority of all the votes entitled to be cast by all shares of Voting Stock other than shares Beneficially Owned or controlled, directly or indirectly, by a Related Person.

                  (k) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally on the election of Directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                  (l) "Substantial Part" means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than ten percent (10%) of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.

                  Section 5. Director Determinations. A majority of the Continuing Directors shall have the power to determine for the purposes of this
Article VII, on the basis of information known to them: (a) the number of shares of Voting Stock of which any Person is the Beneficial Owner, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of "Beneficial Owner," (d) whether the assets subject to any Business Combination constitute a Substantial Part, (e) whether two or more transactions constitute a Series of Related Transactions, and (f) such other matters with respect to which a determination is required under this Article VII.

                  Section 6. Fiduciary Obligations Unaffected. Nothing in this
Article VII shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

                  Section 7. Article VII Nonexclusive. The provisions of this
Article VII are nonexclusive and are in addition to any other provisions of law or these Restated Articles of Incorporation or the By-Laws of the Corporation relating to Business Combinations, Related Persons, or similar matters.

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                                  ARTICLE VIII

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding any other provision of these Restated Articles of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, these Restated Articles of Incorporation or the By-Laws), the affirmative vote of the holders of at least 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles VI, VII, or VIII of these Restated Articles of Incorporation.